EXHIBIT 10.2
FIRST AMENDMENT TO THE
MIDWEST BANC HOLDINGS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
     This First Amendment to the Midwest Banc Holdings, Inc. Supplemental Executive Retirement Agreement (the “Agreement”) is made and entered into this                      day of , by and between Midwest Banc Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned executive (the “Executive”).
     WHEREAS, the American Jobs Creation Act of 2004 signed into law on October 22, 2004 added a new Section 409A to the Internal Revenue Code of 1986, as amended (the “Code”);
     WHEREAS, Section 409A imposed substantive requirements on nonqualified deferred compensation plans which are defined to include an agreement or arrangement that includes one person;
     WHEREAS, Section 409A restricts the timing of distributions from nonqualified deferred compensation plans;
     WHEREAS, the Agreement does not satisfy the distribution requirements under Section 409A;
     WHEREAS, failure to comply with Section 409A will result in immediate income tax consequences to the Executive;
     NOW, THEREFORE, to avoid immediate income tax consequences the parties agree to amend the Agreement in the following manner so that it complies with Section 409A:
     Section 1.4 of the Plan is amended in its entirety to read as follows, effective January 1, 2005:

     1.4 “Change of Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as provided in section 409A(a)(2)(A)(v) of the Code. Pending issuance of Treasury regulations, “Change in Control” will be as defined in IRS Notice 2005-1 and subsequent guidance. In accordance with IRS Notice 2005-1, “Change in Control” means:
     (a) Change in Ownership. A change in the ownership of the Company occurs on the date that any person or persons acting as a group acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such Company. If a person or group is considered to own more than 50 percent of the total fair market value or total combined voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the “effective control of the Company” within the meaning of paragraph (c)).
     (b) Change in Effective Control. A change in the effective control of the Company occurs on the date that a majority of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election.
     (c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
           Article 1 of the Plan is amended by adding the following Section 1.22 at the end thereof, effective January 1, 2005:
     1.22 “Specified Employee” means a key employee (as defined in section 416(i) of the Code without regard to paragraph (5) thereof).
            Section 2.1.2 of the Plan is amended in its entirety to read as follows, effective January 1, 2005:
     2.1.2 Payment of Benefit. The Employer shall pay the annual benefit to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Executive’s Termination of Employment. Notwithstanding the foregoing, for any Specified Employee distributions may not be made before the date which is six (6) months after the date of Termination of Employment (or, if earlier, the date of death of the Executive). The annual benefit shall be paid to the Executive for fifteen (15) years.
           4. Section 2.2.2 of the Plan is amended in its entirety to read as follows, effective January 1, 2005:
     2.2.2 Payment of Benefit. The Employer shall pay the annual benefit to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Executive’s Termination of Employment. Notwithstanding the foregoing, for any Specified Employee distributions may not be made before the date which is six (6) months after the date of Termination of Employment (or, if earlier, the date of death of the Executive). The annual benefit shall be paid to the Executive for fifteen (15) years.
           5. Section 2.3.2 of the Plan is amended in its entirety to read as follows, effective January 1, 2005:
     2.3.2 Payment of Benefit. The Employer shall pay the annual benefit to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Executive’s Normal Retirement Date. Notwithstanding the foregoing, for any Specified Employee distributions may not be made before the date which is six (6) months after the date of Termination of Employment (or, if earlier, the date of death of the Executive). The annual benefit shall be paid to the Executive for fifteen (15) years.
           6. Section 2.4.2 of the Plan is amended in its entirety to read as follows, effective January 1, 2005:
     2.4.2 Payment of Benefit. The Employer shall pay the annual benefit amount to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Executive’s Normal Retirement Date. Notwithstanding the foregoing, for any Specified Employee distributions may not be made before the date which is six (6) months after the date of Termination of Employment (or, if earlier, the date of death of the Executive). The annual benefit shall be paid to the Executive for fifteen (15) years.
           7. Section 2.5.2 of the Plan is amended in its entirety to read as follows, effective January 1, 2005:
     2.5.2 Payment of Benefit. The Employer shall pay the annual benefit amount to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following the Executive’s Normal Retirement Date. Notwithstanding the foregoing, for any Specified Employee distributions may not be made before the date which is six (6) months after the date of Termination of Employment (or, if earlier, the date of death of the Executive). The annual benefit shall be paid to the Executive for fifteen (15) years.
* * *
     IN WITNESS WHEREOF, the Executive and a duly authorized officer of the Company have executed this First Amendment as of the date set forth above.

Executive:	Company:
MIDWEST BANC HOLDINGS, INC., for itself and its
Subsidiaries

By:

	Title:	President & CEO